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                                                                       Exhibit 5


                                   LAW OFFICES

                   WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                                1650 ARCH STREET
                                   22ND FLOOR
                           PHILADELPHIA, PA 19103-2097
                                 (215) 977-2000
                            FACSIMILE: (215) 977-2334


                               September 29, 2000

The Bon-Ton Stores, Inc.
2801 East Market Street
York, PA  17402

        RE: Registration Statement on Form S-8
            Relating to The Bon-Ton Stores, Inc.
            2000 Stock Incentive Plan

Gentlemen:

            As counsel to The Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 400,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan (the "Plan").

            In this connection, we have examined the Company's Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

            Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

            We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Wolf, Block, Schorr and Solis-Cohen LLP